UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act        □

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

A press release on June 30, 2023, announced that Data I/O has appointed Gerald Ng as its Vice President of Finance effective July 1, 2023. Effective August 16, 2023, he will become the Company’s Vice President and Chief Financial Officer.

Gerald most recently served as Chief Financial Officer (CFO) for Kymeta Corporation, a broadband satellite and cellular networks communication company, from 2021 to 2022.  Previously he was with FUJIFILM SonoSite, Inc. where he served as CFO from 2016 to 2021; and CFO of Fluke Networks, a Danaher operating company, from 2010 to 2016.  At Fluke he served as liaison with Danaher Corporate on business development, financial planning & forecasting, monthly reporting and business compliance. In 2015 he supported the sale and integration of the business to NetScout, Inc. as part of a larger $2.6 billion Danaher business divestiture.  He served as Vice President of Finance at Spiration, Inc. from 2008 to 2010.  While at Spiration he was responsible for all finance and treasury functions and lead the effort to build the necessary finance and operational infrastructure as the company transitioned from a development to a commercial business. He also provided due diligence in the sale of the company to Olympus Medical. Gerald holds a Masters of Business Administration from Northwestern University – Kellogg School of Management and a Bachelor of Arts Finance and Accounting from the University of Washington.

Gerald Ng and Data I/O Corporation signed an offer letter outlining the material employment arrangements which include: base salary of $275,000; participation in the Company’s Management Incentive Compensation Plan (“MICP”) and an incentive compensation target of $130,000; inducement grants of 75,000 Restricted Stock Units vesting annually over 4 years, and up to 7,500 shares of Performance Stock Units with the performance measure based upon Data I/O’s revenue growth during the period of 2023 through 2025 resulting in potential shares of 2,500 at threshold, 5,000 at target, and 7,500 at maximum.  The equity grants are made under or pursuant to the terms of the Data I/O Corporation 2023 Omnibus Incentive Compensation Plan.

Gerald entered into the Company’s standard Executive Agreement, Confidentiality and Non-Competition Agreement, and Indemnification Agreement.  A copy of the offer letter is furnished herewith as Exhibit 10.0 in this current report.

There were no arrangements or understandings pursuant to which Mr. Ng was selected as an officer. There were no related party transactions to report between Mr. Ng and the Company.

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits

Exhibit No.	Description

10.0	Gerald Ng Offer Letter
99.0	Press Release: Data I/O Announces Gerald Ng as Vice President of Finance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

June 30, 2023	By: /s/ Joel S. Hatlen____________ Joel S. Hatlen Vice President, Chief Operating & Financial Officer